                             [ING FUNDS LETTERHEAD]

                                                                 Exhibit (h)(17)


            FORM OF AMENDED AND RESTATED EXHIBIT A - AGENCY AGREEMENT

Nick Horvath
DST Systems, Inc.
333 West 11th St., 5th Floor
Kansas City, Missouri 64105

                                                September 23, 2002

Ladies and Gentlemen:

      Pursuant to the Agency Agreement dated November 30, 2000, as amended, between the Funds (as defined in the Agreement) and DST Systems, Inc. (the "Agreement"), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING Principal Protection Fund V and ING Real Estate Fund, each a newly established series of ING Equity Trust (collectively, the "New Funds"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding "ING Principal Protection Fund V" and "ING Real Estate Fund" to Exhibit A of the Agreement. In addition, pursuant to the recent merger, ING Asia-Pacific Equity Fund has been deleted from the Amended and Restated Exhibit A.

      Exhibit A has also been amended and restated to reflect the corporate reorganization of certain of the Funds (the "Reorganized Funds") under ING Equity Trust, ING Funds Trust or ING Mutual Funds, with no other change in the Funds for which DST Systems, Inc. provides services under the Agreement. The Amended and Restated Exhibit A is attached hereto.

      Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the New Funds, and the Reorganized Funds under their new parent entities, each as the effective date of the initial registration of each respective Fund, by signing below.

                                               Very sincerely,



                                               Robert S. Naka
                                               Senior Vice President
                                               ING Equity Trust
                                               ING Funds Trust
                                               ING MUTUAL FUNDS

ACCEPTED AND AGREED TO:
DST Systems, Inc.



By:   ________________________________
Name: ________________________________
Title:_______________, Duly Authorized


7337 E. Doubletree Ranch Rd.        Tel: 480-477-3000          ING Equity Trust
Scottsdale, AZ 85258-2034           Fax: 480-477-2700          ING Funds Trust
                                    www.ingfunds.com           ING Mutual Funds

                     FORM OF AMENDED AND RESTATED EXHIBIT A
                               WITH RESPECT TO THE
                                AGENCY AGREEMENT

                                     BETWEEN
                                    THE FUNDS
                                       AND
                                DST SYSTEMS, INC.

                          EFFECTIVE SEPTEMBER 23, 2002

                                        TYPE OF        STATE OF     TAXPAYER
        TAXPAYER/FUND NAME           ORGANIZATION    ORGANIZATION   I.D. NO.
ING CORPORATE LEADERS TRUST FUND    Trust           New York       13-6061925

ING EQUITY TRUST                    Business Trust  Massachusetts  N/A
  ING Biotechnology Fund                                           86-1039031
  ING Convertible Fund                                             33-0552461
  ING Equity and Bond Fund                                         33-0552418
  ING Financial Services Fund                                      95-4020286
  ING Growth Opportunities Fund                                    04-2886865
  ING Large Company Value Fund                                     22-1644924
  ING LargeCap Growth Fund                                         33-0733557
  ING MidCap Opportunities Fund                                    06-1522344
  ING MidCap Value Fund                                            86-1048451
  ING Principal Protection Fund                                    86-1033467
  ING Principal Protection Fund II                                 86-1039030
  ING Principal Protection Fund III                                86-1049217
  ING Principal Protection Fund IV                                 82-0540557
  ING Principal Protection Fund V*                                 27-0019774
  ING Real Estate Fund*                                            43-1969240
  ING Research Enhanced Index Fund                                 06-1533751
  ING SmallCap Opportunities Fund                                  04-2886856
  ING SmallCap Value Fund                                          86-1048453
  ING Tax Efficient Equity Fund                                    23-2978988

ING FUNDS TRUST                     Business Trust  Delaware       N/A
  ING Classic Money Market Fund                                    23-2978935
  ING European Equity Fund                                         23-2978987
  ING GNMA Income Fund                                             22-2013958
  ING High Yield Bond Fund                                         23-2978938
  ING High Yield Opportunity Fund                                  33-0715888
  ING Intermediate Bond Fund                                       52-2125227


* This Amended and Restated Schedule A to the Amended and Restated Agency Agreement will be effective with respect to the Fund upon the effective date of the initial Registration Statement with respect to the Fund.

                                        TYPE OF        STATE OF     TAXPAYER
        TAXPAYER/FUND NAME           ORGANIZATION    ORGANIZATION   I.D. NO.
ING FUNDS TRUST (CONTINUED)
  ING Lexington Money Market Trust                                 13-6766350
  ING Money Market Fund                                            86-0955273
  ING National Tax-Exempt Bond Fund                                23-2978941
  ING Strategic Bond Fund                                          33-6170208

ING INVESTMENT FUNDS, INC.          Corporation     Maryland       N/A
  ING MagnaCap Fund                                                22-1891924

ING MAYFLOWER TRUST                 Business Trust  Massachusetts  N/A
  ING Growth + Value Fund                                          06-1465531
  ING International Value Fund                                     06-1472910

ING MUTUAL FUNDS                    Business Trust  Delaware       N/A
  ING Emerging Countries Fund                                      33-0635177
  ING Global Real Estate Fund                                      86-1028620
  ING Global Technology Fund                                       23-2978990
  ING International Fund                                           22-3278095
  ING International SmallCap                                       33-0591838
  Growth Fund
  ING Precious Metals Fund                                         13-2855309
  ING Russia Fund                                                  22-3430284
  ING Worldwide Growth Fund                                        33-0552475

ING PRIME RATE TRUST                Business Trust  Massachusetts  95-6874587

ING SENIOR INCOME FUND              Business Trust  Delaware       86-1011668

ING VARIABLE INSURANCE TRUST        Business Trust  Delaware       N/A
  ING VP Global Technology                                         86-1037242
  Portfolio
  ING VP High Yield Bond Portfolio                                 86-1037244
  ING VP Worldwide Growth Portfolio                                25-6705433

ING VARIABLE PRODUCTS TRUST         Business Trust  Massachusetts  N/A
  ING VP Convertible Portfolio                                     86-1028318
  ING VP Emerging Countries                                        86-1028317
  Portfolio
  ING VP Financial Services                                        86-1028316
  Portfolio
  ING VP Growth + Value Portfolio                                  06-6396994
  ING VP Growth Opportunities                                      06-6493759
  Portfolio
  ING VP High Yield Bond Portfolio                                 06-6396995
  ING VP International Portfolio                                   86-1028314
  ING VP International SmallCap                                    86-1028313
  Growth Portfolio

                                        TYPE OF        STATE OF     TAXPAYER
        TAXPAYER/FUND NAME           ORGANIZATION    ORGANIZATION   I.D. NO.
ING VARIABLE PRODUCTS TRUST
(CONTINUED)
  ING VP International Value                                       06-6453493
  Portfolio
  ING VP Large Company Value                                       86-1028315
  Portfolio
  ING VP LargeCap Growth Portfolio                                 86-1028309
  ING VP MagnaCap Portfolio                                        06-6493762
  ING VP MidCap Opportunities                                      06-6493760
  Portfolio
  ING VP Research Enhanced Index                                   06-6397003
  Portfolio
  ING VP SmallCap Opportunities                                    06-6397002
  Portfolio

ING VP EMERGING MARKETS FUND, INC.  Corporation     Maryland       06-1287459

ING VP NATURAL RESOURCES TRUST      Business Trust  Massachusetts  22-2932678


     Last Approved: 8/20/02